Press Release
For Immediate Release

Contact:
Brent Smith
SVP, Corporate Development
(813)659-8626

Sunshine Bancorp, Inc. Reports 2nd Quarter and Year to Date Results
Plant City, FL – July 26, 2017 –

Sunshine Bancorp, Inc. (the "Company") (NASDAQ: SBCP), the holding company for Sunshine Bank (the "Bank"), has released its unaudited consolidated financial results for the second quarter and six months ended June 30, 2017.

Key Highlights from the 2nd Quarter 2017
-	Earnings of $0.23 per basic and diluted share
-	Total assets of $956 million
-	Annualized loan growth of 8%
-	Maintained top tier credit metrics with NPAs to Assets at 0.08%

The Company recognized net income of $1.8 million for the second quarter of 2017 compared to net income of $1.6 million in the first quarter 2017 and net income of $73,000 for the second quarter 2016.  Net income was $3.4 million for the six months ended June 30, 2017 compared to $227,000 for the six months ended June 30, 2016.

Total assets were $955.9 million at June 30, 2017 compared to $956.4 million at March 31, 2017 and $931.4 million at December 31, 2016.  Net loans increased to $703.9 million at June 30, 2017 compared to $689.7 million at March 31, 2017 and $683.8 million at December 31, 2016.  The Commercial Real Estate to Total Risk Based Capital ratio at June 30, 2017 was below 265%. The Company continues to deliver on the organizational focus around relationship banking.

Total deposits were $776.1 million at June 30, 2017 compared to $771.2 million at March 31, 2017 and $729.9 million at December 31, 2016.  The Company continues to maintain a low cost of funds led by strong core deposit funding.  Despite a slower second quarter, deposit growth annualized year to date was 12%.

Andrew Samuel, President and CEO, commented, "We are thrilled to announce another strong quarter of financial results.  We continue to focus on delivering uncompromised service to our clients and the credit for our success goes to our great employees.  Our team has worked incredibly hard over the past few years to deliver on our goal of creating a dynamic community banking franchise in Central Florida."

The Bank's non-performing assets as of June 30, 2017 were $739,000 compared to $988,000 as of June 30, 2016.   The Bank's non-performing assets to total assets ratio as of June 30, 2017 was 0.08% compared to 0.18% as of June 30, 2016. In addition, the allowance for loan losses was 519.1% of non-performing loans at June 30, 2017.

Net interest income for the second quarter 2017 was $8.1 million compared to $7.6 million during the first quarter of 2017 and $3.9 million during the second quarter of 2016.  The net interest margin for the six months ended June 30, 2017 was 3.76% compared to 3.57% for the six months ended June 30, 2016.  The net interest margin benefited from the recent increases in the short-term interest rates, a decrease in the use of borrowed funds, and an  increase in loans as a percentage of interest earning assets.  The average loan yield has remained stable decreasing five basis points to 4.73% for the six months ended June 30, 2017 and increasing eight basis points to 4.79% for the three months ended June 30, 2017 from the comparable prior year period.  Deposit costs remained constant with the average cost of deposits at 0.30% for the six months ended June 30, 2017 and 0.30% for the six months ended June 30, 2016.

Noninterest expenses for the second quarter 2017 totaled $6.4 million compared to $6.1 million in the first quarter of 2017. Noninterest expense remained stable during the second quarter 2017 with noninterest expense to average assets of 2.7% annualized, compared to 2.6% annualized in the first quarter 2017.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

About Sunshine Bancorp, Inc.
Sunshine Bancorp, Inc. was formed in 2014 as the holding company for Sunshine Bank. The Bank was first organized in 1954 in Plant City.  In 2014 after converting from the mutual form of organization to the stock form, the current name of Sunshine Bank was adopted. The Company provides financial services to individuals, families, and business customers from 18 branch locations stretching from the East Coast to the West Coast of Florida in Brevard, Hillsborough, Manatee, Orange, Osceola, Pasco, Polk, Sarasota, and Seminole Counties. The Company's common stock is traded on the NASDAQ Capital Market under the symbol "SBCP." For further information, visit the Company website www.mysunshinebank.com.

SUNSHINE BANCORP, INC.
Consolidated Balance Sheets
(Dollars in thousands)

	As of June 30, 2017	As of December 31, 2016
Assets	(Unaudited)
Cash and due from banks	$32,311	$16,562
Interest-earning deposits in financial institutions	21,264	21,386
Federal funds sold	10,039	12,325
Cash and cash equivalents	63,614	50,273
Time deposits with banks	835	2,794
Securities available for sale	106,456	109,668
Loans held for sale	844	443
Loans, net of allowance for loan losses of $3,670 and $3,274	703,863	683,784
Premises and equipment, net	25,153	25,920
Federal Home Loan Bank stock, at cost	2,452	3,478
Cash surrender value of bank-owned life insurance	22,779	22,462
Deferred income tax asset	4,573	6,660
Goodwill and other intangibles	22,155	22,308
Accrued interest receivable	2,035	2,077
Other real estate owned	32	32
Other assets	1,094	1,536
Total assets	$955,885	$931,435

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand accounts	$238,762	$217,418
Interest-bearing demand and savings accounts	378,420	354,327
Time deposits	158,871	158,204
Total deposits	776,053	729,949
Other borrowings	45,887	71,867
Subordinated Notes	11,000	11,000
Other liabilities	6,437	6,518
Total liabilities	839,377	819,334

Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000 authorized; none outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; issued and outstanding of 8,021,650 at June 30, 2017 and 7,986,074 shares at December 31, 2016	80	80
Additional paid in capital	94,902	94,302
Retained income	25,234	21,803
Unearned employee stock ownership plan ("ESOP") shares	(3,047)	(3,047)
Accumulated other comprehensive income (loss)	(661)	(1,037)
Total stockholders' equity	116,508	112,101
Total liabilities and stockholders' equity	$955,885	$931,435

SUNSHINE BANCORP, INC.
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Three months Ended		Six months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Interest income:
Loans	$8,285	$4,041	$16,215	$8,096
Securities	447	241	874	462
Other	99	43	230	121
Total interest income	8,831	4,325	17,319	8,679
Interest Expense:
Deposits	543	304	1,140	619
Borrowed funds	223	148	477	173
Total interest expense	766	452	1,617	792
Net interest income	8,065	3,873	15,702	7,887
Provision for loan losses	—	350	—	350
Net interest income after provision for loan losses	8,065	3,523	15,702	7,537
Noninterest income:
Fees and service charges on deposit accounts	543	312	1,008	638
Mortgage Broker Fees	121	22	180	69
Gain on sale of securities	—	105	—	131
Gain on sale of premise	—	563	—	563
Income from bank-owned life insurance	188	97	370	192
Other	296	50	665	223
Total noninterest income	1,148	1,149	2,223	1,816
Noninterest expenses:
Salaries and employee benefits	3,676	2,442	7,325	5,018
Occupancy and equipment	705	586	1,429	1,162
Data and item processing services	561	396	1,101	737
Professional fees	254	248	467	419
Advertising and promotion	8	22	14	67
Stationery and supplies	58	55	105	101
FDIC Deposit insurance	102	100	177	202
Merger Related	—	95	—	95
Other	1,074	619	1,933	1,240
Total noninterest expenses	6,438	4,563	12,551	9,041
Income before income taxes	2,775	109	5,374	312
Income taxes	974	36	1,943	85
Net income	$1,801	$73	$3,431	$227

Basic earnings per share	$0.23	$0.01	$0.44	$0.05
Diluted earnings per share	$0.23	$0.01	$0.43	$0.05

	Three Month Periods Ended *
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Operating Highlights	(Unaudited)
Net Income	$1,801	$1,630	$(514)	$244	$73
Net interest income	$8,065	$7,637	$6,720	$4,306	$3,873
Provision for loan losses	$—	$—	$—	$—	$350
Non-Interest Income	$1,148	$1,075	$701	$669	$1,149
Non-Interest Expense	$6,438	$6,113	$7,972	$4,602	$4,563

Financial Condition Data:
Total Assets	$955,885	$956,378	$931,435	$563,992	$514,729
Loans, Net	$703,863	$689,656	$683,784	$395,994	$371,538
Deposits:
Noninterest-bearing demand accounts	$238,762	$243,313	$217,418	$85,304	$92,342
Interest-bearing demand and savings accounts	378,420	377,045	354,327	234,697	199,121
Time deposits	158,871	150,810	158,204	118,766	103,852
Total Deposits	$776,053	$771,168	$729,949	$438,767	$395,315

Selected Ratios
Net interest margin	3.86%	3.65%	3.78%	3.53%	3.53%
Annualized return on average assets	0.8%	0.8%	(0.3%)	0.2%	0.1%
Annualized return on average equity	6.3%	5.8%	(2.1%)	1.4%	0.4%

Capital Ratios **
Total Capital Ratio	13.4%	12.9%	12.7%	15.8%	15.4%
Tier 1 capital ratio	12.9%	12.4%	12.2%	15.2%	14.7%
Common equity tier 1 capital ratio	12.9%	12.4%	12.2%	15.2%	14.7%
Leverage ratio	10.6%	10.1%	10.0%	13.6%	12.1%

Asset Quality Ratios
Non-performing assets	$739	$619	$323	$988	$1,324
Non-performing assets to total assets	0.08%	0.06%	0.03%	0.18%	0.26%
Non-performing loans to total loans	0.10%	0.08%	0.04%	0.24%	0.35%
Allowance for loan losses(AFLL)	$3,670	$3,643	$3,274	$2,846	$2,895
AFLL to total loans	0.52%	0.53%	0.47%	0.71%	0.77%
AFLL to non-performing loans	519.1%	620.6%	1125.1%	297.7%	224.1%

* Dollars in thousands
** Capital Ratios for Sunshine Bank only